Exhibit 99.1

GT Biopharma, Inc. Announces $3.2 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

BRISBANE, CALIFORNIA, May 21, 2024 (GLOBE NEWSWIRE) – GT Biopharma, Inc. (NASDAQ: GTBP) (the “Company”), today announced that it has entered into a definitive securities purchase agreements for the purchase and sale of 740,000 shares of the Company’s common stock at a purchase price of $4.35 per share of common stock in a registered direct offering priced at-the-market under Nasdaq rules. In a concurrent private placement, the Company will issue warrants to purchase up to 740,000 shares of common stock. The warrants have an exercise price of $4.35 per share, will be exercisable immediately and will have a term of five years following the date of issuance. The closing of the offering is expected to occur on or about May 23, 2024, subject to the satisfaction of customary closing conditions.

Roth Capital Partners is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from this offering are expected to be approximately $3.2 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for general corporate purposes.

The securities in the offering described above (but not the warrants issued in the concurrent private placement or the shares of common stock underlying the warrants) are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-267870) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on October 20, 2022. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement, relating to the offering that will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting Roth Capital Partners, LLC at 888 San Clemente Drive, Newport Beach CA 92660, by phone at (800) 678-9147.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About GT Biopharma, Inc.

GT Biopharma, Inc. is a clinical stage biopharmaceutical company focused on the development and commercialization of immuno-oncology therapeutic products based on our proprietary TriKE® NK cell engager platform. Our TriKE® platform is designed to harness and enhance the cancer killing abilities of a patient’s immune system’s natural killer cells. GT Biopharma has an exclusive worldwide license agreement with the University of Minnesota to further develop and commercialize therapies using TriKE® technology. For more information, please visit gtbiopharma.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects”, “intends,” “plans,” “believes,” “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in our most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and we undertake no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to our filings with the Securities and Exchange Commission.

TriKE® is a registered trademark owned by GT Biopharma, Inc.

INVESTOR RELATIONS CONTACT:

LifeSci Advisors

Corey Davis, Ph.D.

cdavis@lifesciadvisors.com

212-915-2577